SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant x
Filed by a Party other than the Registrant

Check the appropriate box:
   Preliminary proxy statement
   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   Definitive proxy statement
x Definitive Additional Materials
   Soliciting Material Pursuant to Rule 14a-12

DALEEN TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x No fee required.

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

     Fee paid previously with preliminary materials.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PLEASE DO NOT SEND THIS NOTICE IN WITH YOUR PROXY CARD. INSTEAD PLEASE RETURN THIS COMPLETED NOTICE TO DAWN R. LANDRY, AS INSTRUCTED BELOW.

EQUITY ELECTION NOTICE

To be used in connection with the proposed Merger of Parallel Acquisition, Inc., a wholly owned subsidiary of Daleen Holdings, Inc., with and into Daleen Technologies, Inc. to designate the form of consideration elected with respect to your shares of Series F Convertible Preferred Stock, par value $0.01 per share.

PLEASE RETURN THIS FORM BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY TO:

Dawn R. Landry

Vice President and General Counsel
Daleen Technologies, Inc.
902 Clint Moore Road, Suite 230
Boca Raton, Florida 33487

PLEASE DO NOT SEND STOCK CERTIFICATES AT THIS TIME.

THIS NOTICE MUST BE RECEIVED AT THE ADDRESS SET FORTH ABOVE BY 11:59 P.M. LOCAL TIME ON SEPTEMBER 28, 2004.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

ELECTION OF CONSIDERATION

DESIGNATE THE NUMBER OF SHARES FOR WHICH EACH ELECTION IS MADE IN THE BOXES BELOW. You may make a Cash-Equity Election or an Equity Election as to all or any combination of your Daleen Technologies, Inc. Series F Convertible Preferred Stock, par value $0.01 per share. If you make no election as to any share, you will be deemed to have made a Cash Equity Election in respect of that share.

Total Shares held: [ ]
No. of Shares
[ ]	A CASH-EQUITY ELECTION is made pursuant to which, upon completion of the merger, the Series F Preferred Stock owned by the undersigned will be converted into the right to receive: (i) cash per share equal to the result obtained by dividing (x) the result obtained by subtracting from $4,600,000 the sum of all cash amounts to be paid to holders of Daleen Technologies common stock at the completion of the merger by (y) the aggregate number of shares of our Series F Preferred Stock held by record holders (other than Daleen Holdings) for which the Cash-Equity Election has been made (but in no event shall such per share payment exceed $34.28); and (ii) a number of fully paid nonassessable shares of Daleen Holdings’ common stock equal to the result obtained by dividing (x) the excess of $34.28 over the per share cash amount to be received by holders of Series F Preferred Stock electing this option by (y) $25.
[ ]	AN EQUITY ELECTION is made pursuant to which, upon completion of the merger, each share of Series F Preferred Stock owned by the undersigned will be converted into the right to receive 1.3712 shares of Daleen Holdings’ common stock.

IF THE MERGER IS NOT COMPLETED, YOUR SERIES F PREFERRED STOCK WILL NOT BE CONVERTED INTO THE RIGHT TO RECEIVE ANY CONSIDERATION. IF YOU DO NOT COMPLETE AND PROPERLY SUBMIT THIS EQUITY ELECTION NOTICE YOU WILL BE DEEMED TO HAVE MADE A CASH-EQUITY ELECTION FOR ALL OF YOUR SHARES.

The Equity Election Notice is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares to the Company. The Company has called a special meeting of its stockholders to vote on the merger and filed with the Securities and Exchange Commission and mailed to the Company’s stockholders the definitive proxy materials. Before making any voting or investment decisions, investors and security holders of the Company are urged to read the definitive proxy materials regarding the merger carefully in their entirety because they will contain important information about the proposed merger, including among other things, the recommendation of the Company’s board of directors in respect of the merger. Copies of the definitive proxy materials and any amendments or supplements thereto may be obtained without charge at the SEC’s website at www.sec.gov. Investors and stockholders also may obtain a free copy of the definitive proxy statement and other documents filed with, or furnished to, the SEC from the Company by directing a written request to Dawn R. Landry, Vice President and General Counsel, Daleen Technologies, Inc., 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487.

The Company and certain of its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the approval of the merger. Information regarding such officers and directors and their ownership of the Company’s common stock and Series F Preferred Stock is set forth in the Company’s Proxy Statement on Schedule 14A for the Special Meeting of Stockholders, filed with the SEC on August 31, 2004.

[Name of Series F Preferred Stockholder]

By:

Title: